EXHIBIT 10.9
                             OBIE MEDIA CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

EFFECTIVE DATE:      September 1, 1998

BETWEEN:             Obie Media Corporation, an
                     Oregon corporation                        (the "Company")

AND:                 Wayne P. Schur                            (the "Optionee")
                     8 Russell Court, Newtown, PA 18940


Number of Option Shares:         125,000

Option Price per Share:          115,000 at $8.71
                                 10,000 at $10.25

Vesting Schedule:            Number of                  Number of Years After
                            Shares Vested                 Date of Agreement
                            -------------               ---------------------
                                25,000                  0 - Immediately Vested

                                27,500                            1

                                27,500                            2

                                27,500                            3

                                17,500                            4

The Shares at the $8.71 per Share price shall vest first.

          The Company's Board of Directors (the "Board") has granted to the Optionee an option to purchase shares of the Company's Common Stock, without par value (the "Stock") upon and subject to the terms and conditions of this Agreement.




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                  NOW, THEREFORE, the parties agree as follows:

     1. GRANT; TERMS OF OPTION. Subject to the terms and conditions of this Agreement, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate number of shares of the Company's authorized but unissued Stock stated in the caption of this Agreement at the price per share stated in the caption of this Agreement. It is the intent of the Board that the Option not qualify as an "incentive stock option" under the tax laws. The Option is granted upon the following terms and conditions:

     (a) TERM OF OPTION. Subject to reductions in the Option term provided in subparagraphs (c) and (e) below, the Option shall continue in effect through the tenth anniversary of the date of this Agreement.

     (b) TIMING OF RIGHT TO EXERCISE. Except as provided in subparagraph (c) hereof, the Option may be exercised from time to time over the term of the Option in the amounts specified in the vesting schedule set forth in the caption of this Agreement. If the Optionee does not purchase in any one year the full number of shares that the Optionee is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

     (c) TERMINATION OF EMPLOYMENT. Except as provided in this subparagraph(c), the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a Subsidiary and shall have so served continuously since the effective date of this Agreement. If the employment of the Optionee by the Company or Subsidiary is terminated by Optionee prior to the third anniversary of the date of this Option for any reason other than breach by the Company of Optionee's Employment Agreement, the Option may be exercised by the Optionee at any time prior to the expiration date of the term of the Option, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. If the employment of the Optionee with the Company or Subsidiary terminates for any other reason, the Option shall be deemed to be fully vested and may be exercised by the Optionee at any time prior to the expiration date of the term of the Option. To the extent that the Option is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

     (d) MANNER OF EXERCISE. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the


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          purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Board. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

     (e) CHANGES IN CAPITAL STRUCTURE. Except as provided in the final sentence of this subparagraph (e), if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, the Board shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, the exercise price of the Option and all other matters deemed appropriate by the Board, so that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Board shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above or lieu of having the Option continue unchanged, the Board may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period any unexercised portion of the Option shall immediately terminate.

     2. CONDITIONS. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.


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     3.   NONTRANSFERABILITY.

          (a) RESTRICTION. The Option is not transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, may be exercised only by the Optionee.

          (b) EXERCISE BY LEGAL REPRESENTATIVE OR SUCCESSOR. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     4. LEGENDS. Certificates representing the shares subject to this Agreement shall bear such legends as the Board shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

     5. CONTINUING RELATIONSHIP. Nothing in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate the Optionee's employment at any time for any reason, with or without cause.

     6. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but, except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

     7. ADMINISTRATION OF AGREEMENT BY COMMITTEE. At such time as a committee of the Board is appointed to administer this Agreement, all decisions relating to this Agreement shall be made by such committee and all references in this Agreement to the Board shall mean and refer to such committee.

     8. NOTICES. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:        Obie Media Corporation
                                   4211 West 11th Street
                                   Eugene, Oregon  97402
                                   Attention:  Chief Financial Officer

         If to Optionee:           at Optionee's address stated in the caption
                                   of this Agreement, or such other address as Optionee, by notice to the Company, may designate in writing from time to time.


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Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated above.

                                        OBIE MEDIA CORPORATION

                                        By   /s/ Brian B. Obie
                                          -------------------------------------
                                          Brian B. Obie
                                          President and Chief Executive Officer

                                        OPTIONEE

                                             /s/ Wayne P. Schur
                                          -------------------------------------
                                          Wayne P. Schur


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